UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2016

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2016, the Board of Directors (the “Board”) of Office Depot, Inc. (the “Company”) voted to increase the size of the Board from ten (10) to eleven (11) directors in accordance with Article III, Section 2 of the Company’s Amended and Restated Bylaws.

On July 27, 2016, the Board, upon the recommendation of the Corporate Governance and Nominating Committee, appointed Kristin A. Campbell to serve as a director of the Board effective immediately. There were no arrangements or understandings pursuant to which Ms. Campbell was elected as a director, and there are no related party transactions between the Company and Ms. Campbell reportable under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Ms. Campbell qualifies as an “independent director” under the Nasdaq listing rules and the Company’s Corporate Governance Guidelines. The Board has appointed Ms. Campbell to serve on the Audit Committee of the Board.

Ms. Campbell has been Executive Vice President and General Counsel for Hilton Worldwide Holdings Inc. (“Hilton Worldwide”), a global hospitality company, since June 2011. She is responsible for leading Hilton Worldwide’s global legal, compliance and government relations functions. Prior to Hilton Worldwide, Ms. Campbell was Senior Vice President, General Counsel and Corporate Secretary of Staples, Inc., a $25 billion international office products company. While in this role she gained experience in board work and corporate governance, regulatory compliance, M&A, commercial transactions, litigation, real estate, labor and employment, in both the U.S. domestic and international arenas. Prior to joining Staples, Inc. in 1993, Ms. Campbell worked at law firms Goodwin Procter LLP and Rackemann, Sawyer & Brewster. Ms. Campbell is a Board Member and member of the Executive Committee of Vital Voices Global Partnership and an Advisory Board Member of New Perimeter. Ms. Campbell served as a Board Member of The Trustees of Reservation, a non-profit land conservation organization, from 2009 to 2012 and as an Advisory Board Member of Bay Cove Human Services from 2003 to 2008. She is a member of the Massachusetts and Virginia bars.

For her service as a non-executive director of the Board and her membership on the Audit Committee, Ms. Campbell will receive the same retainer fees as other non-executive directors, pro-rated to reflect her term of service. A description of non-executive director retainer fees and committee fees is set forth in the section entitled “Director Compensation” in the Company’s proxy statement filed June 13, 2016, which section is incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Ms. Campbell to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 99.1	Press release dated August 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

Date: July 29, 2016
	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C. Executive Vice President, Chief Legal Officer

EXHIBIT INDEX

Exhibit 99.1	Press release dated August 1, 2016